UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

(Exact Name of Registrant as Specified in Charter)

Switzerland	001-32938	98-0681223
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gubelstrasse 24

Park Tower, 15th Floor

6300 Zug, Switzerland

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 41-41-768-1080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Allied World Assurance Company Holdings, AG (the “Company”) held an Extraordinary General Meeting of Shareholders on March 22, 2017 (the “Special Shareholder Meeting”).  The Company’s shareholders considered the following proposals, each of which is described in greater detail in the Company’s definitive proxy statement dated February 22, 2017.

Proposal 1                                       Amend the Articles of Association

The Company’s shareholders approved the amendment to the Articles of Association to remove the limitation on the voting rights of a holder of 10% or more of the Company’s common shares:

For	Against	Abstain
61,928,389	96,719	11,227
(99.83%)	(0.15%)	(0.02%)

Proposal 2                                       Approve the Payment of a $5.00 Special Dividend and Forgo the $0.26 Quarterly Dividend

The Company’s shareholders approved the payment of a $5.00 special dividend and forgoing the $0.26 quarterly dividend:

For	Against	Abstain
61,950,685	80,973	4,677
(99.86%)	(0.13%)	(0.01%)

Item 8.01.  Other Events.

On March 22, 2017, the Company issued a press release announcing the approval by the Company’s shareholders of the proposals considered at the Special Shareholder Meeting.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description

99.1	Press release, dated March 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, AG

Dated: March 22, 2017	By:	/s/ Wesley D. Dupont
	Name:	Wesley D. Dupont
	Title:	Executive Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 22, 2017.